Exhibit 16.1

January 23, 2006

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously the principal accountants for Spantel Communications, Inc. and we reported on the financial statements of Spantel Communications, Inc. as of and for the years ended December 31, 2004 and 2003.   We have read Spantel Communications, Inc.’s statements included in its Form 8-K dated January 23, 2006, and we agree with such statements.

/s/ STALEY OKADA & PARTNERS

Vancouver, B.C., Canada
January 23, 2006